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                                                                   EXHIBIT 10.23


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        This Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of June 21, 2001 (the "Effective Date"), by and between James J. Dal Porto ("Dal Porto") and I-Flow Corporation, a Delaware corporation (the "Company").

                                   BACKGROUND

        The Company and Dal Porto previously entered into that certain Employment Agreement dated as of September 16, 1996. The parties wish to amend and restate their prior agreement as provided herein.

                                    AGREEMENT

        1. EMPLOYMENT. The Company agrees to employ Dal Porto, and Dal Porto agrees to serve, in the capacity of Executive Vice President and Chief Operating Officer as well as a Director. The Company's Board of Directors (the "Board") may provide such additional designations of title to Dal Porto as the Board, in its discretion, may deem appropriate. The Company shall employ Dal Porto at will, and either Dal Porto or the Company may terminate Dal Porto's employment with the Company at any time and for any reason, with or without cause.

        2. EMPLOYMENT COMPENSATION AND BENEFITS.

            (a) Base Salary. Dal Porto's base salary as of the Effective Date of this Agreement shall be at the annual rate of One-Hundred Ninety Four Thousand and Forty Dollars ($194,040.00). This salary level shall be reviewed at least annually by the Board's Compensation Committee on the basis of Dal Porto's performance and the Company's financial success and progress. During the term of this Agreement, Dal Porto's base salary shall not be reduced.

            (b) Annual Bonus and Stock Options. In addition to the base salary specified in subsection (a) above, Dal Porto shall be entitled to earn an annual bonus in accordance with the terms of each year's management bonus program as reasonably determined by the Board. In addition, Dal Porto is eligible to participate in the equity incentive programs as established by the Company from time to time. The level of such participation shall be determined by the Board in the reasonable exercise of its discretion.

            (c) Vacation. Dal Porto shall be entitled to at least four (4) weeks paid vacation during each year of this Agreement. In the event Dal Porto does not use such vacation, he shall receive, at the end of each year of this Agreement (or upon termination of this Agreement, if earlier), vacation pay for all unused vacation calculated at the base salary rate then in effect as set forth in Section 2(a) above.



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            (d) Automobile Allowance. During the term of this Agreement, the
Company shall pay Dal Porto an automobile expense allowance of $1,000 per month, grossed up for income tax purposes, and shall reimburse Dal Porto for all gasoline and maintenance expenses incurred by him in operating his automobile.

            (e) Expense Reimbursement. The Company shall reimburse Dal Porto for all reasonable business expenses incurred by Dal Porto in the course of performing services for the Company.

            (f) Life Insurance. The Company shall provide Dal Porto, at the Company's cost, with a life insurance policy on the life of Dal Porto, which policy shall be owned personally by Dal Porto or his assignee. The amount of such policy shall be at least equal to two times Dal Porto's base salary, as determined from time to time under Section 2(a) above. Dal Porto shall be entitled to increase the amount of such policy by reimbursing the Company for the additional premium attributable to such increase.

            (g) Other Benefits. The Company shall provide Dal Porto with such other employment benefits, including, without limitation, medical and dental insurance, as is provided by the Company to its other executive employees.

        3. SEVERANCE PAY.

            (a) Termination of Employment With Good and Valid Cause. In the event Dal Porto's employment by the Company is terminated for "good and valid cause," or Dal Porto voluntarily resigns, the Company shall have no obligation to pay any severance pay to Dal Porto. For purposes of this Section 3(a), the term "good and valid cause" shall mean:

                (i) Conviction of a felony.

                (ii) The death of Dal Porto.

                (iii) Dal Porto's malfeasance in connection with his employment or habitual neglect of his duty hereunder not cured after written notification thereof by the Board of Directors, which notice shall specify the alleged instances of neglect of his duty, and shall provide Dal Porto with 60 days in which to remedy such malfeasance or neglect.

                (b) Termination Without Cause. In the event Dal Porto's employment as provided herein is terminated by the Company without cause, or in the event Dal Porto resigns his employment because his job location is transferred (without his prior, voluntary consent) to a site more than thirty (30) miles away from his current place of employment, the Company shall be obligated to pay and provide and Dal Porto shall be entitled to receive, as severance, the following payments and benefits:

                (i) A cash payment equal to two (2) times the sum of (A) Dal Porto's annual salary in effect at the time of termination, plus (B) the average annual bonus earned by Dal Porto in the previous three full fiscal years;


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                (ii) Any bonus, or relevant pro rata portion thereof, earned by
        Dal Porto for the fiscal year in which the termination occurs;

                (iii) For the 24-month period following Dal Porto's termination without cause, Dal Porto shall be entitled to continue to participate at the Company's expense in the group medical insurance programs (including health, drug, dental, and vision insurance) which had been made available to him (including his family) before his termination (or a substantively equivalent program). The programs shall be continued in the same way and at the same level as immediately prior to Dal Porto's termination without cause. Dal Porto's participation in such group medical insurance programs shall be terminated prior to the 24-month anniversary of Dal Porto's termination if and when Dal Porto receives group medical insurance benefits as a result of concurrent coverage through another employer's program; and

                (iv) Dal Porto's unvested and outstanding stock options shall immediately become fully vested and exercisable, and all of Dal Porto's stock options shall remain exercisable for their remaining term.

        Notwithstanding the foregoing or anything in this Agreement, Dal Porto shall be entitled to receive whatever additional severance pay and other benefits, if any, for which he may qualify according to the terms of the "Agreement Re: Change in Control" entered into as of June 21, 2001 between the Company and Dal Porto.

        (c) Disability.

            (i) In the event that Dal Porto is terminated as a result of a Disability (as defined below), Dal Porto shall receive amounts equal to 60% of his total compensation in effect at the time of such termination until Dal Porto achieves the age of 65, or until such time as Dal Porto shall have recovered from such disability and is able to secure full time employment, whichever first occurs. To this end, the Company shall secure disability coverage for Dal Porto, which coverage shall be sufficient to pay Dal Porto the amounts set forth in the foregoing sentence. During any such period of disability, options granted to Dal Porto shall not lapse by virtue of such disability.

            (ii) "Disability" shall mean a physical or mental incapacity that results in Dal Porto becoming unable to continue to perform his responsibilities for the Company and its affiliated companies and which, at least six (6) months after its commencement, is determined to be total and permanent by a physician agreed to by the Company and Dal Porto, or in the event of Dal Porto's inability to designate a physician, his legal representative. In the absence of agreement between the Company and Dal Porto, each party shall nominate a qualified physician and the two physicians so nominated shall select a third physician who shall make the determination as to Disability.

        (d) No Mitigation Required. Dal Porto shall not be required to mitigate the amount of any payments or benefits provided for in Section 3(b) by seeking other employment or otherwise, nor shall the amount of any payments or benefits provided for in Section 3(b) be reduced by any compensation earned by Dal Porto as the result of employment by another employer after the date of Dal Porto's termination by the Company or otherwise.


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        4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Dal Porto agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, all reasonable confidentiality and nondisclosure agreements, concerning the Company and its products, which are executed by other key employees and executives of the Company.

        5. SUCCESSORS. This Agreement is personal to Dal Porto, and without the prior written consent of the Company, shall not be assignable by Dal Porto other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Dal Porto's legal representatives. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

        6. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the internal laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

        7. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

        8. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supercedes any and all prior written or oral agreements between Dal Porto and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Dal Porto's employment with the Company; provided, however, that this Agreement is not intended to supercede the Agreement re: Change in Control between Dal Porto and the Company, which they entered into as of June ___, 2001, or any agreements which Dal Porto may previously have entered into regarding the protection of trade secrets and confidential information.

        9. DISPUTE RESOLUTION.

            (a) Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall, on demand by either of the parties by written notice served on the other party in the manner prescribed in Section 10 hereof, be referenced pursuant to the procedures described in California Code of Civil Procedure ("CCP") Sections 638, et seq., as they may be amended from time to time (the "Reference Procedures"), to a retired Judge from the Superior Court for the County of Orange for a decision.

            (b) The Reference Procedures shall be commenced by either party by the filing in the Superior Court of the State of California for the County of Orange of a petition pursuant to CCP Section 638(1) (a "Petition"). Said Petition shall designate as a referee a Judge from the list of retired Orange County Superior Court Judges who have made themselves available for trial or settlement of civil litigation under said Reference


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Procedures. If the parties hereto are unable to agree on the designation of a particular retired Orange County Superior Court Judge or the designated Judge is unavailable or unable to serve in such capacity, request shall be made in said Petition that the Presiding or Assistant Presiding Judge of the Orange County Superior Court appoint as referee a retired Orange County Superior Court Judge from the aforementioned list.

            (c) Except as hereafter agreed by the parties, the referee shall apply the internal law of California in deciding the issues submitted hereunder. Unless formal pleadings are waived by agreement among the parties and the referee, the moving party shall file and serve its complaint within 15 days from the date a referee is designated as provided herein, and the other party shall have 15 days thereafter in which to plead to said complaint. Each of the parties reserves its respective rights to allege and assert in such pleadings all claims, causes of action, contentions and defenses which it may have arising out of or relating to the general subject matter of the Covered Dispute that is being determined pursuant to the Reference Procedures. Reasonable notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee. Discovery shall be conducted as the parties agree or as allowed by the referee. Unless waived by each of the parties, a reporter shall be present at all proceedings before the referee.

            (d) It is the parties' intention by this Section 9 that all issues of fact and law and all matters of a legal and equitable nature related to any Covered Dispute will be submitted for determination by a referee designated as provided herein. Accordingly, the parties hereby stipulate that a referee designated as provided herein shall have all powers of a Judge of the Superior Court including, without limitation, the power to grant equitable and interlocutory and permanent injunctive relief.

            (e) Each of the parties specifically (i) consents to the exercise of jurisdiction over his person by a referee designated as provided herein with respect to any and all Covered Disputes; and (ii) consents to the personal jurisdiction of the California courts with respect to any appeal or review of the decision of any such referee.

            (f) Each of the parties acknowledges that the decision by a referee designated as provided herein shall be a basis for a judgment as provided in CCP
Section 644 and shall be subject to exception and review as provided in CCP
Section 645.

        10. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

            I-Flow Corporation                   James J. Dal Porto
            20202 Windrow Drive                  20 Edgewood
            Lake Forest, California  92630       Coto de Caza, California 92679
            Attn: Chief Executive Officer


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        11. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

        12. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

        13. ATTORNEYS' FEES. In the event any party institutes any action or proceeding to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party actual attorneys' fees and costs incurred in such action or proceeding.

        14. FURTHER ASSURANCES. Each party hereto shall promptly execute and deliver such further instruments and take such further actions as the other party may reasonably require or request in order to carry out the intent of this Agreement.

        15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above in Lake Forest, California.


I-FLOW CORPORATION                             JAMES J. DAL PORTO


By:
    ---------------------------------          ---------------------------------
    Name:  Donald M. Earhart                   James J. Dal Porto
    Title: President & CEO


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